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                                                                   EXHIBIT 10.20

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("First Amendment") is executed this 7th day of February, 1997, by and between 1471 Building Corporation, a Florida corporation, successor in interest to William Jackson and Elizabeth Jackson, and Security Associates International, Inc. ("Lessee").

                                   WITNESSETH

     WHEREAS, William Jackson and Elizabeth Jackson, as lessor, entered into a Sublease Agreement with Security Associates International, Inc., as lessee, dated December 29, 1996 ("Sublease") for the Leased Premises located on the second floor of a two-story building located at 1471 S.W. 12th Avenue, Pompano Beach, Florida (capitalized terms used and not otherwise defined herein shall have the same meaning as in the Sublease). A true and correct copy of the Sublease is attached hereto as Exhibit A and incorporated herein; and

     WHEREAS, William Jackson and Elizabeth Jackson have assigned their interest in the Sublease to 1471 Building Corporation, a Florida corporation ("Lessor"); and

     WHEREAS, Lessor has acquired fee title to the Property; and

     WHEREAS, pursuant to Sections 1.10 and 1.05 of the Sublease, Lessor and Lessee agreed that upon Lessor's acquisition of the Property, the Sublease would be converted into a Lease subject to the terms and conditions of the Sublease, and the Lease Term would be extended until December 31, 2001; and

     WHEREAS, Lessor and Lessee desire to ratify the conversion of the Sublease to a Lease and to amend certain terms thereof.

     NOW, THEREFORE, in consideration of the rents herein reserved and of the covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Substitution and Deletions. Certain terms and Sections of the Sublease are hereby amended as follows:

       a. All references to the "Sublease" are deleted and replaced with the term "Lease".

       b.  Section 1.10 is deleted.

       c.  The last two sentences of Section 9.02(c) are deleted.

       d.  The last sentence of Section 10.03 is deleted.


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     2. Utilities/Services.  During the Lease Term, Lessor shall provide the following utilities and services:

       a. air conditioning and heating when necessary to provide a temperature condition required, in Lessor's reasonable judgment and in keeping with the standards of similar class buildings in Pompano Beach, Florida, for comfortable occupancy of the Leased Premises under normal business operations, twenty-four hours per day, seven days per week, including holidays.

       b. water in common with other leases for drinking, lavatory and toilet purposes drawn through fixtures in the Leased Premises.

       c. passenger elevator service on a 24-hour basis.

       d. separately-metered electricity by means of standard receptacles and lighting fixtures on the Leased Premises, for equipment and accessories normal to Lessee's intended use of the Leased Premises.

       e. refuse disposal, janitorial service and customary cleaning for the Building, exterior lighting for the Building and parking lot, and landscape maintenance of the Real Property, consistent with past practice.

     Lessor shall exercise its best efforts to diligently pursue any work necessary to restore any service or utility which has been stopped or interrupted and shall schedule any repairs or improvements so as to minimize inconvenience to Lessee's use and occupancy of the Leased Premises. If services are interrupted for a period of two (2) consecutive business days, Rent (including Base Rent and Additional Rent) shall abate thereafter until such services resume.

     3. Terms. Except as expressly modified herein, the terms of the Sublease shall remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment on the date and year first above written.


LESSOR:

1471 Building Corporation,
a Florida corporation


By:   /s/ William Jackson
     --------------------

Its  President
     --------------------




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LESSEE:

Security Associates International, Inc.



By:   /s/ James S. Brannen
     ---------------------

Its  President
     ---------------------




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